[COMPANY LETTERHEAD]                                                      news
Noveon, Inc.
9911 Brecksville Road
Cleveland, Ohio  44141-3247
216.447.5000

Investor Relations & Media Contact:
Sean Stack
(216) 447-6494

             NOVEON REPORTS 9% SALES GROWTH IN THE FIRST QUARTER

Cleveland, Ohio, May 7 - Noveon, Inc. today reported selected financial results for the first quarter of 2003.

                                    Three Months Ended
                                      March 31
                                     2003      2002
                                     ----      ----

 ($M)                                    Unaudited
-----------------------------------------------------
Sales                               $282.3    $259.4
-----------------------------------------------------
Gross profit                         $81.8     $82.4
-----------------------------------------------------
Operating income                     $25.8     $29.4
-----------------------------------------------------
Net income                            $5.3      $8.5
-----------------------------------------------------
Net income excluding special items    $7.4      $8.6
-----------------------------------------------------
Net cash provided by operating
activities                            $0.3      $2.8
-----------------------------------------------------
EBITDA                               $47.7     $50.1
-----------------------------------------------------
EBITDA excluding special items       $49.7     $50.2
-----------------------------------------------------
Free cash flow                       $21.6     $27.9
-----------------------------------------------------


In this press release Noveon refers to various non-GAAP (generally accepted accounting principles) financial measures including EBITDA and free cash flow. There are tables that provide reconciliations of the reported GAAP amounts to the various non-GAAP amounts referred to herein. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Free cash flow is defined as EBITDA less capital expenditures plus or minus changes in accounts receivable, inventory and accounts payable. Management believes EBITDA and free cash flow provide additional information commonly used by our stakeholders with respect to both the performance of our fundamental business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. Noveon has provided financial information for the first quarter of 2003 and 2002 for the reported results of operations and the reported results excluding special items of restructuring and consolidation costs and the cumulative effect of an accounting change. Noveon believes this information is useful to our stakeholders in understanding our operating results and the ongoing performance of our underlying businesses without the impact of these special items.

For the quarter ended March 31, 2003, Noveon reported sales of $282.3 million, EBITDA of $47.7 million and net income of $5.3 million. For the first quarter of 2002, Noveon reported sales of $259.4 million, EBITDA of $50.1 million and net income of $8.5 million.

In the quarter, Noveon recorded restructuring charges of $2.0 million targeted at further reducing our overhead structure. In addition, we recorded the cumulative effect of a change in accounting principle of $0.5 million related to SFAS No. 143, "Accounting for Asset Retirement
Obligations".

EBITDA excluding special items in the first quarter of 2003 was $49.7 million. Net income excluding special items for the first quarter of 2003 was $7.4 million net of tax effect. EBITDA excluding special items in the first quarter of 2002 was $50.2 million. Net income excluding special items in the first quarter of 2002 was $8.6 million.

Sales increased 9% from the prior year reflecting the stronger Euro, acquisition related revenue, primarily in our food and beverage and coatings businesses, and higher volumes across most of Noveon's portfolio. All product lines, with the exception of rubber chemicals and certain lines within performance coatings, exhibited organic volume growth during the quarter with our personal care, Estane(R) TPU and TempRite(R) CPVC product lines showing particular strength. EBITDA excluding special items decreased 1.0% from the prior year as significantly higher raw material and utility costs more than offset higher volumes, continued manufacturing productivity and the strength of the Euro. Free cash flow decreased from $27.9 million in 2002 to $21.6 million in 2003 due to an $11.6 million increase in capital spending primarily due to the timing of capacity-related projects, partially offset by improved working capital productivity.

Steve Demetriou, Noveon president and chief executive officer, said, "We are pleased with our first quarter results despite the present business environment and continued raw material increases. Our strong focus and commitment to new product development and bolt-on acquisitions are yielding benefits to Noveon's top line. We generated our fourth consecutive quarter of sales growth over the prior year and are encouraged that we achieved organic volume growth in most of our product lines led by double digit growth in personal care and strong volume growth in TempRite(R) CPVC and Estane(R) TPU. In addition, our global resourcing initiatives are paying off with strong sales growth in Asia and Latin America. The combination of sales growth and our continued relentless focus on productivity improvements have allowed us to largely mitigate the unprecedented run-up in raw material costs during the quarter."

CONSUMER SPECIALTIES

Noveon's Consumer Specialties segment reported a sales increase of 24% from $66.9 million to $82.9 million compared with the prior year first quarter. Personal care product lines continue to lead segment sales growth with continued strong volume of Carbopol(R) acrylic thickener and successful new product introductions. In addition, the impact of acquisitions, the stronger Euro and higher volumes in pharmaceuticals and food and beverage also contributed to higher sales. EBITDA increased by 15% or $2.3 million from $15.7 million in the first quarter of 2002 to $18.0 million in the first quarter of 2003, principally due to higher personal care and pharmaceutical sales; partially offset by higher raw material and utility costs within the food and beverage product lines and tolling expenses related to acquisition integration.

SPECIALTY MATERIALS

The Specialty Materials segment reported a sales increase of 7% from $98.1 million to $104.7 million compared to the first quarter of the prior year due to higher volume in TempRite(R) CPVC plumbing and fire sprinkler applications and Estane(R) TPU product lines along with the impact of the stronger Euro; partially offset by competitive pricing pressure within our Estane(R) TPU product lines and lower volumes in polymer additives' rubber chemical and antioxidant product lines. EBITDA decreased by 3% or $1.0 million from $29.6 million in the first quarter of 2002 to $28.6 million in the first quarter of 2003 principally due to higher raw material and utility costs.

PERFORMANCE COATINGS

Performance Coatings sales increased slightly from $94.4 million to $94.7 million compared to the first quarter of the prior year as the benefit from acquisitions and the stronger Euro offset lower volume in specialty coatings and textile finishing applications. EBITDA decreased by 20% or $4.1 million from $20.1 million in the first quarter of 2002 to $16.0 million in the first quarter of 2003 due to substantially higher raw material and utility costs and lower volume; partially offset by lower manufacturing costs, the benefits from acquisitions and the strength of the Euro.

CORPORATE

In the first quarter, corporate overhead expenses excluding depreciation and amortization decreased by $2.3 million from $15.2 million in 2002 to $12.9 million in 2003. The decrease is primarily the result of productivity improvements and cost controls.

Noveon will be hosting a conference call to discuss first quarter results today, May 7, 2003 at 10:00 AM ET. Domestic callers should dial 1 (800) 588-4973 and international callers should dial 1 (847) 413-2407 and ask to be connected to the Noveon first quarter earnings call (confirmation code 7073324). A replay of the call will be available through Monday, May 12 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications with revenues in 2002 of $1.1 billion. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Important factors that may affect our expectations, estimates or projections include:

o the effects of the substantial debt we have incurred in connection with our acquisition of the Performance Materials Segment of Goodrich and our ability to refinance or repay that debt;

o    changes in customer requirements in markets or industries we serve;

o    general economic and market conditions;

o    competition within our industry;

o our access to capital markets and any restrictions placed on us by any current or future financing arrangements;

o    environmental and government regulations;

o the effect of risks of investing in and conducting operations in foreign countries, including political, social, economic, currency and regulatory factors;

o    changes in the price and supply of major raw materials; and

o the effect of fluctuations in currency exchange rates on our international operations.

Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   # # #

                                Noveon, Inc.

                  Condensed Consolidated Income Statement
                           (dollars in millions)


                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                          2003       2002
                                                       ------------------------
                                                            (unaudited)

Sales                                                    $  282.3    $ 259.4
Cost of sales                                               200.5      177.0
                                                       ------------------------

Gross profit                                                 81.8       82.4
Selling and administrative expenses                          50.4       49.1
Amortization expense                                          3.6        3.8
Restructuring and consolidation costs                         2.0        0.1
                                                       ------------------------

Operating income                                             25.8       29.4
Interest expense--net                                        18.0       19.3
Other (income) expense--net                                  (0.1)       0.2
                                                       ------------------------
Income before income taxes and cumulative
  effect of accounting change                                 7.9        9.9
Income tax expense                                            2.1        1.4
                                                       ------------------------
Income before cumulative effect
  of accounting change                                        5.8        8.5
Cumulative effect of accounting change--net of tax            0.5         -
                                                       ------------------------
Net income                                               $    5.3    $   8.5
                                                       ========================

                                Noveon, Inc.

                    Condensed Consolidated Balance Sheet
                           (dollars in millions)

                                                      March 31,  December 31,
                                                        2003         2002
                                                    ---------------------------
                                                            (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                              $   70.7     $  79.5
Accounts and notes receivable, net of allowances
  ($9.2 and $9.0 at March 31, 2003 and
  December 31, 2002, respectively)                        159.4       135.7
Inventories                                               142.8       144.1
Prepaid expenses and other current assets                  10.8         7.2
                                                    ---------------------------
TOTAL CURRENT ASSETS                                      383.7       366.5

Property, plant and equipment--net                        669.3       670.7
Goodwill                                                  374.8       365.5
Identifiable intangible assets--net                       180.1       182.1
Receivable from Parent                                      1.2         1.2
Other assets                                               42.3        43.1
                                                    ---------------------------
TOTAL ASSETS                                           $1,651.4    $1,629.1
                                                    ===========================

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Short-term bank debt                                   $    0.1     $   0.4
Accounts payable                                          124.0       111.2
Accrued expenses                                           52.2        70.6
Income taxes payable                                        6.8         5.3
Current maturities of long-term debt                        6.7          -
                                                    ---------------------------
TOTAL CURRENT LIABILITIES                                 189.8       187.5

Long-term debt                                            859.1       847.1
Postretirement benefits other than pensions                 5.7         5.8
Accrued pensions                                           35.6        34.9
Deferred income taxes                                      17.8        18.1
Accrued environmental                                      18.2        18.2
Other non-current liabilities                              20.0        17.8

STOCKHOLDER'S EQUITY
Common stock                                                 -           -
Paid in capital                                           498.0       498.0
Retained earnings (deficit)                                 3.4        (1.9)
Accumulated other comprehensive income                      3.8         3.6
                                                    ---------------------------
TOTAL STOCKHOLDER'S EQUITY                                505.2       499.7
                                                    ---------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $ 1,651.4    $1,629.1
                                                    ===========================

                                Noveon, Inc.

               Condensed Consolidated Statement of Cash Flows
                           (dollars in millions)


                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                        2003         2002
                                                    ---------------------------
                                                           (unaudited)
OPERATING ACTIVITIES
Net income                                             $    5.3     $   8.5
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Cumulative effect of accounting change--net of
     tax                                                    0.5          -
   Depreciation and amortization                           21.8        20.9
   Deferred income taxes                                   (0.1)         -
   Debt issuance cost amortization in interest
     expense                                                1.4         1.4
   Change in assets and liabilities, net of
     effects of acquisitions of businesses                (28.6)      (28.0)
                                                    ---------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   0.3         2.8

INVESTING ACTIVITIES
Purchases of property, plant and equipment                (16.5)       (4.9)
Payments made in connection with acquisitions,
  net of cash acquired                                    (10.7)         -
                                                    ---------------------------
NET CASH (USED) BY INVESTING ACTIVITIES                   (27.2)       (4.9)

FINANCING ACTIVITIES
(Decrease) increase in short-term debt                     (0.3)        0.1
Net proceeds from borrowings on revolving credit
  facility                                                 18.5          -
Payments on long-term borrowings                             -         (7.2)
                                                    ---------------------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES           18.2        (7.1)

Effect of exchange rate changes on cash and cash
  equivalents                                              (0.1)       (0.1)
                                                    ---------------------------
Net (decrease) in cash and cash equivalents                (8.8)       (9.3)
Cash and cash equivalents at beginning of period           79.5       120.0
                                                    ---------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $   70.7     $ 110.7
                                                    ===========================

                                Noveon, Inc.



 Reconciliation of Net Cash Provided by Operating Activities to EBITDA and
                               Free Cash Flow
                           (dollars in millions)
                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                        2003        2002
                                                    ---------------------------
                                                          (unaudited)


Net cash provided by operating activities           $    0.3      $  2.8
Add interest expense (excluding debt issuance
  cost amortization)                                    16.6        17.9
Current income tax expense, net of deferred income
  tax expense                                            2.2         1.4
Change in assets and liabilities, net of effects
  of acquisitions of businesses                         28.6        28.0
                                                    ---------------------------
EBITDA                                              $   47.7      $ 50.1
                                                    ===========================


EBITDA from above                                       $47.7      $50.1

Purchases of property, plant and equipment              (16.5)      (4.9)
Change in accounts receivable, inventory and
  accounts payable                                       (9.6)     (17.3)
                                                    ---------------------------
Free cash flow                                      $    21.6     $ 27.9
                                                    ===========================

                                 Noveon, Inc.
            Condensed Consolidated Income Statement Reconciliation
          of Results as Reported to Results Excluding Special Items
                  Three Months Ended March 31, 2003 and 2002
                      (unaudited) (dollars in millions)
                                                          2003
                                         --------------------------------------
                                                                    EXCLUDING
                                                        SPECIAL      SPECIAL
                                           REPORTED      ITEMS        ITEMS
                                         --------------------------------------
    Sales                                $  282.3      $   -       $  282.3
    Cost of  sales                          200.5          -          200.5
                                         --------------------------------------

    Gross profit                             81.8          -           81.8
    Selling and administrative expenses      50.4          -           50.4
    Amortization expense                      3.6          -            3.6
    Restructuring and consolidation
      costs                                   2.0        (2.0)           -
                                         --------------------------------------


    Operating income                         25.8         2.0          27.8

    Interest expense - net                   18.0          -           18.0

    Other (income) expense - net             (0.1)         -           (0.1)
                                         --------------------------------------
    Income before income taxes and
    cumulative effect of accounting change    7.9         2.0           9.9

    Income tax expense                        2.1         0.4           2.5
                                         --------------------------------------
    Income before cumulative effect
      of accounting change                    5.8         1.6           7.4
    Cumulative effect of accounting
      change - net of tax                     0.5        (0.5)           -
                                         --------------------------------------
    Net income                              $ 5.3         2.1          $7.4
                                         ======================================

                                                         2002
                                         --------------------------------------
                                                                     EXCLUDING
                                                        SPECIAL       SPECIAL
                                           REPORTED      ITEMS        ITEMS
                                         --------------------------------------
    Sales                                 $ 259.4     $    -          $259.4

    Cost of sales                           177.0          -           177.0
                                         --------------------------------------


    Gross profit                             82.4          -            82.4
    Selling and administrative expenses      49.1          -            49.1
    Amortization expense                      3.8          -             3.8
    Restructuring and consolidation
      costs                                   0.1        (0.1)            -
                                         --------------------------------------

    Operating income                         29.4         0.1           29.5
    Interest expense - net                   19.3          -            19.3
    Other (income) expense - net              0.2          -             0.2
                                         --------------------------------------
    Income before income taxes and
    cumulative effect of accounting
      change                                  9.9         0.1           10.0
    Income tax expense                        1.4          -             1.4
                                         --------------------------------------
    Income before cumulative effect
      of accounting change                    8.5         0.1            8.6
    Cumulative effect of accounting
      change - net of tax                      -           -              -
                                         --------------------------------------
    Net income                              $ 8.5     $   0.1           $8.6
                                         ======================================


Note: The special items include the restructuring and consolidation costs in 2003 and 2002. Furthermore, the cumulative effect adjustment of an accounting change is also a special item included in 2003.

                                Noveon, Inc.

       Reconciliation of Net Cash Provided by Operating Activities to
                       EBITDA Excluding Special Items
                           (dollars in millions)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                      2003          2002
                                                 ----------------------------
                                                         (unaudited)

   Net cash provided by operating activities         $ 0.3         $ 2.8

   Add interest expense (excluding debt issuance
     cost amortization)                               16.6          17.9

   Current tax expense                                 2.2           1.4

   Change in assets and liabilities, net of
     effects of acquisitions of businesses            28.6          28.0


   Restructuring  and consolidation costs              2.0           0.1
                                                 ----------------------------
   EBITDA excluding special items                   $ 49.7          50.2
                                                 ============================